                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                     -OF-
                        ZENITH NATIONAL INSURANCE CORP.

                                   ---------

         I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

         FIRST:  The name of the corporation is

                        ZENITH NATIONAL INSURANCE CORP.

         SECOND: The registered office of the corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation's purposes, objects and powers shall include the following:

         To create, purchase, finance, invest in, lend to, own, control, operate, manage, engage in, conduct or otherwise acquire, take any other interest in, deal with and dispose of corporations, businesses, ventures, partnerships, undertakings and projects of every description, and the shares, securities and evidences of indebtedness thereof.

         To furnish services and assistance of all kinds for its own account and for, to and on behalf of other corporations, persons and entities, including managerial, planning, advisory, financial, investment, supervisory, technical, administrative, accounting, consulting, promotional, marketing and research services.

         Directly and indirectly to do any and all acts and things to accomplish and/or assist with the creation, production, marketing, distribution, financing and use of products, services and articles of commerce, without limitation.

         To do all such acts and things as principal, agent, representative, investor, partner, joint venturer, owner, operator, manager, consultant, advisor or in any other capacity or combination of capacities.

         The corporation shall have the power to do any and all acts and things necessary or useful to its business and purposes, and shall have the general, specific and incidental powers and privileges granted to it by statute, including:

         To perform contracts; acquire and exploit patents, rights and related and other interests; own and deal in and with real and personal property without limitation; borrow and lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested, or otherwise; to vary any investment or employment of capital of the corporation from time to time; and to create and/or participate with other corporations and entities for the performance of all undertakings, as partner, joint venturer or otherwise, and to share or delegate control therewith or thereto.

         To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive or commission plans, trusts and provisions for any or all of the directors, officers and employees of the corporation, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

         To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any obligor or issuer; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other securities, and while owner of any such stock, bonds or other securities to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other securities, and the performance of any contracts.

          To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized, and to do all such acts and things and conduct business and have one or more offices and exercise its corporate powers in any and all places, without limitation.

          FOURTH: (1) (a) The total number of shares of stock which this corporation is authorized to issue is six million (6,000,000). All of such shares shall have a par value of One Dollar ($1.00) each, and shall be divided into and classified as five million (5,000,000) shares of Common stock and one million (1,000,000) shares of Preferred stock.

                      (b) Each share of Common stock shall be entitled to vote.

                      (c) Shares of the preferred stock may be issued from time to time in one or more services, with the number of shares and respective designations of each series to be fixed and determined by the Board of Directors. The Board of Directors shall also fix and determine, as to each series, the dividend rate, the right of redemption, if any, the price, terms and manner of redemption, special and relative rights on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several series shall have separate voting rights or no voting rights.

               (2) The corporation is hereby empowered to issue from time to time its authorized shares, and securities, options, warrants and/or other rights convertible thereinto, for such lawful consideration, whether money or otherwise, as the Board of Directors shall determine, and any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued.

               (3) The stockholders of the corporation do not have any preemptive or preferential right to subscribe to or purchase unissued shares of any class of stock of the corporation whether such shares are now or hereafter authorized, or any Treasury shares to be sold by the corporation.

         FIFTH:  The name and address of the sole incorporator are as follows:


         NAME                             ADDRESS
         ----                             -------
B. BOLTON                           6430 Sunset Boulevard
                                    Los Angeles, California 90028

         The powers of the incorporator shall terminate upon filing the Certificate of Incorporation, and the name and address of each person who is to serve as a director until the first annual meeting of stockholders or until his or their successors are elected and qualify, shall be as follows:


         NAME                             ADDRESS
         ----                             -------
MAXWELL L. RUBIN                    2930 West Imperial Highway
                                    Inglewood, California 90303

STANLEY ROWEN                       2930 West Imperial Highway
                                    Inglewood, California 90303

NELSON J. SANESI                    2930 West Imperial Highway
                                    Inglewood, California 90303

ALEX S. CHERNOW                     2930 West Imperial Highway
                                    Inglewood, California 90303

CHARLES LITTLE                      2930 West Imperial Highway
                                    Inglewood, California 90303

          SIXTH:  The corporation is to have perpetual existence.

          SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

               (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the Bylaws, but shall not be less than three, except that where all of the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three, but not less than the number of stockholders. Election of directors need not be by ballot unless the Bylaws so provide.

               (2) The Board of Directors shall have power without the assent or vote of the stockholders

                    (a) To make, alter, amend, change, add to, or repeal the Bylaws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends; and

                    (b) To determine from time to time whether, and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

               (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all of the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

               (4) In addition to the powers and authorities hereinbefore or by a statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any Bylaws from time to time made by the stockholders; provided, however, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

          NINTH:  The corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

          TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to the reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors or class of creditors, and/or on all of the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

          ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal, this 28th day of MAY, 1971.

                                                /s/ B. BOLTON           (L.S.)
                                       --------------------------------
                                                  B. BOLTON

In the presence of:

       /s/ MILDRED E. BERNARD
-------------------------------------
         MILDRED E. BERNARD

STATE OF CALIFORNIA        )
                           )
COUNTY OF LOS ANGELES      )  SS



          BE IT REMEMBERED, that on this 28th day of MAY, 1971, personally came before me, Mildred E. Bernard, a Notary Public in and for the County and State aforesaid, B. BOLTON, the sole party to the foregoing Certificate of Incorporation, known to me personally to be such, and she acknowledged the said certificate to be her act and deed, and that the facts therein stated are true.

          GIVEN under my hand and official seal of office the day and year aforesaid.

                                               /s/ MILDRED E. BERNARD
                                       ---------------------------------------

                                         [NOTARY SEAL OF MILDRED E. BERNARD]